Exhibit 99.2

INOVALON HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On April 2, 2018, Inovalon Holdings, Inc., a Delaware corporation (the “Company,” or “Inovalon”), completed the acquisition (the “ABILITY Acquisition”) of Butler Group Holdings, Inc., a Delaware corporation (“Butler”), and its wholly-owned subsidiaries, including, without limitation, ABILITY Network Inc., a Delaware corporation (“ABILITY”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated March 6, 2018 by and among the Company, New Heights Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, providing for the merger of Merger Sub with and into Butler, with Butler surviving the merger and becoming a direct, wholly-owned subsidiary of the Company, for aggregate consideration of $1.18 billion (the “Purchase Price”). The aggregate consideration was comprised of $1.11 billion in cash and the issuance of 7.6 million restricted shares of the Company’s Class A common stock with a preliminary value of approximately $70.0 million using an option pricing valuation model discounted for marketability. The cash portion of the aggregate consideration was financed through a combination of cash on hand and borrowings from the 2018 Term Facility (as defined below).
In connection with the ABILITY Acquisition, on April 2, 2018, the Company entered into a credit agreement (the “2018 Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent, providing for: (i) a term loan B facility with the Company as borrower in a total principal amount of $980.0 million (the “2018 Term Facility”); and (ii) a revolving credit facility with the Company as borrower in a total principal amount of up to $100.0 million (the “2018 Revolving Facility”). The 2018 Revolving Facility will terminate on April 2, 2023 and the 2018 Term Facility will mature on April 2, 2025. The entire $980.0 million 2018 Term Facility was borrowed on April 2, 2018, and was used to pay off all of the Company’s existing debt obligations under the Credit and Guaranty Agreement dated as of September 19, 2014 as well as to provide the financing necessary to fund, in part, the cash consideration paid pursuant to the terms of the Merger Agreement. As of the acquisition date and through the date hereof, the Company has not drawn any amounts under the 2018 Revolving Facility. The Company and its Restricted Subsidiaries (as defined in the 2018 Credit Agreement) are subject to certain affirmative and negative covenants under the 2018 Credit Agreement, and the 2018 Credit Agreement includes certain customary representations and warranties of the Company.
The unaudited pro forma condensed combined financial statements, although helpful in illustrating the financial characteristics of the Company giving effect to the ABILITY Acquisition under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the ABILITY Acquisition and do not attempt to predict or suggest future results. Specifically, the unaudited pro forma combined statements of operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the ABILITY Acquisition. The unaudited pro forma consolidated financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the ABILITY Acquisition because such costs are currently not known or reasonably capable of estimation, and to the extent costs are incurred with respect to such activities, such costs are expected to be non-recurring and will not have been incurred at the closing date of the ABILITY Acquisition. However, such costs could affect the Company in the period the costs are incurred or recorded.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements for the year ended December 31, 2017 and related notes included in the annual report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2018, and Butler’s historical financial statements for the year ended December 31, 2017 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on June 7, 2018. The unaudited pro forma condensed combined financial statements are based on the Company’s and Butler’s historical consolidated financial statements as adjusted to give effect to pro forma events that are (1) directly attributable to the ABILITTY Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to the ABILITY Acquisition as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the ABILITY Acquisition as if it had occurred on December 31, 2017. The unaudited pro forma condensed combined financial statements were prepared in accordance with rules and regulations of the SEC and should be used for informational purposes only. The unaudited pro forma condensed combined financial statements are not indicative of the financial position or results of operations that would have occurred if the ABILITY Acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations following completion of the ABILITY Acquisition.
The unaudited pro-forma condensed combined financial information has been prepared using the acquisition method of accounting under Accounting Standards Codification (“ASC”) No. 805, Business Combinations, which requires that assets acquired and liabilities assumed are recognized at their estimated fair values. The excess of the aggregate consideration over the estimated fair values has been allocated to goodwill. In addition, ASC No. 805 requires that the consideration transferred be measured at the closing date of the ABILITY Acquisition at the then-current market prices. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed. The Company will finalize the purchase price allocation as soon as practicable in accordance with ASC No. 805, but not to exceed one year following the ABILITY Acquisition.
Certain historical balances of Butler have been reclassified to conform to the financial presentation of Inovalon. There could be additional reclassifications following the ABILITY Acquisition and the Company will continue to assess the respective accounting policies for any additional adjustments that may be required to conform Butler’s accounting policies to those of Inovalon. Refer to Note 4, “Reclassifications” for the impact of the reclassifications on the Butler historical financial information.

INOVALON HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of December 31, 2017
(in thousands)

	Inovalon Historical	Butler Historical (As Adjusted -Note 4)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$208,944	$21,286	$(171,197)	a	$59,033
Short-term investments	267,288	—	(225,242)	a	42,046
Accounts receivable, net	90,054	16,778	—		106,832
Prepaid expenses and other current assets	10,441	5,261	(2,128)	b	13,574
Income tax receivable	11,987	2,255	—		14,242
Total current assets	588,714	45,580	(398,567)		235,727
Non-current assets:
Property, equipment and capitalized software, net	125,768	13,426	(10,060)	c	129,134
Goodwill	184,932	512,093	221,528	d	918,553
Intangible assets, net	89,326	125,737	387,263	c	602,326
Other assets	6,338	3,825	(544)	e	9,619
Total assets	$995,078	$700,661	$199,620		$1,895,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$34,109	$2,966	$—		$37,075
Accrued compensation	18,592	4,918	—		23,510
Other current liabilities	15,277	5,071	5,952	f	26,300
Deferred revenue	6,954	9,619	(3,078)	g	13,495
Deferred rent	1,818	184	(184)	h	1,818
Credit facilities	45,000	2,344	(41,381)	i	5,963
Capital lease obligation	336	—	—		336
Total current liabilities	122,086	25,102	(38,691)		108,497
Non-current liabilities:
Credit facilities, less current portion	191,250	512,574	239,119	i	942,943
Capital lease obligation, less current portion	12,109	—	—		12,109
Deferred revenue	—	459	—		459
Deferred rent	219	813	(813)	h	219
Other liabilities	—	3,450	—		3,450
Deferred income taxes	26,642	19,859	73,461	j	119,962
Total liabilities	352,306	562,257	273,076		1,187,639
Stockholders’ equity:
Common stock	—	591	(591)	k	—
Class A common stock	—	—	—		—
Class B common stock	1	—	—		1
Preferred stock	—	—	—		—
Additional paid-in-capital	534,159	204,043	(134,043)	k	604,159
Retained earnings	308,905	(66,230)	61,178	k	303,853
Treasury stock	(199,817)	—	—		(199,817)
Other comprehensive loss	(476)	—	—		(476)
Total stockholders’ equity	642,772	138,404	(73,456)		707,720
Total liabilities and stockholders’ equity	$995,078	$700,661	$199,620		$1,895,359
See notes to unaudited pro forma condensed combined consolidated financial statements.

INOVALON HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2017
(in thousands, except per share amounts)

	Inovalon Historical	Butler Historical (As Adjusted-Note 4)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$449,358	$139,839	$—		$589,197
Expenses:
Cost of revenue	151,046	20,514	—		171,560
Sales and marketing	34,103	18,807	—		52,910
Research and development	27,383	8,002	—		35,385
General and administrative	149,948	39,770	(1,169)	l	188,549
Depreciation and amortization	53,089	37,173	4,013	m	94,275
Total operating expenses	415,569	124,266	2,844		542,679
Income from operations	33,789	15,573	(2,844)		46,518
Other income and (expenses):
Loss on extinguishment of debt	—	(9,160)	9,160	n	—
Loss on disposal of equipment	(406)	(151)	—		(557)
Interest income	5,429	18	—		5,447
Interest expense	(6,225)	(30,630)	(19,641)	o	(56,496)
Income (Loss) before taxes	32,587	(24,350)	(13,325)		(5,088)
Benefit from income taxes	(2,231)	(26,106)	(4,664)	p	(33,001)
Net income	$34,818	$1,756	$(8,661)		$27,913
Net income attributable to common stockholders, basic and diluted	$33,828				$25,881
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.24				$0.17
Diluted net income per share	$0.24				$0.17
Weighted average shares of common stock outstanding:
Basic	142,225		7,599	q	149,824
Diluted	142,737		7,599	q	150,336
See notes to unaudited pro forma condensed combined consolidated financial statements.

INOVALON HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. DESCRIPTION OF THE TRANSACTION
On April 2, 2018, Inovalon Holdings, Inc., a Delaware corporation (the “Company” or “Inovalon”), completed the acquisition (the “ABILITY Acquisition”) of Butler Group Holdings, Inc., a Delaware corporation (“Butler”), and its wholly-owned subsidiaries, including, without limitation, ABILITY Network Inc., a Delaware corporation (“ABILITY”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated March 6, 2018 by and among the Company, Butler, New Heights Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (‘Merger Sub”), and Shareholder Representative Services, LLC, a Colorado limited liability company, providing for the merger of Merger Sub with and into Butler, with Butler surviving the merger and becoming a direct, wholly-owned subsidiary of the Company, for aggregate consideration of $1.18 billion. The aggregate consideration was comprised of $1.11 billion in cash and the issuance of 7.6 million restricted shares of the Company’s Class A common stock with a preliminary value of approximately $70.0 million using an option pricing valuation model discounted for marketability. The cash portion of the aggregate consideration was financed through a combination of cash on hand and borrowings from the 2018 Term Facility (as defined below).
The Company acquired certain intangible assets in connection with the ABILITY Acquisition including customer relationships, trade names, and technology. The purchase price allocation of assets acquired and liabilities assumed will be completed within the one year measurement period as required by ASC No. 805, Business Combinations. The preliminary value of consideration is subject to adjustment until the Company has completed its analysis within the measurement period. The Company is in the process of reviewing its assumptions related to the fair value of the consideration pending any working capital adjustments and estimates of tax related matters. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed.
In connection with the ABILITY Acquisition, on April 2, 2018, the Company entered into a credit agreement (the “2018 Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent, providing for: (i) a term loan B facility with the Company as borrower in a total principal amount of $980.0 million (the “2018 Term Facility”); and (ii) a revolving credit facility with the Company as borrower in a total principal amount of up to $100.0 million (the “2018 Revolving Facility”). The 2018 Revolving Facility will terminate on April 2, 2023 and the 2018 Term Facility will mature on April 2, 2025. The entire $980.0 million 2018 Term Facility was borrowed on April 2, 2018, and was used to pay off all of the Company’s existing debt obligations under the Credit and Guaranty Agreement dated as of September 19, 2014 as well as to provide the financing necessary to fund, in part, the cash consideration paid pursuant to the terms of the Merger Agreement. As of the acquisition date and through the date hereof, the Company has not drawn any amounts under the 2018 Revolving Facility. The Company and its Restricted Subsidiaries (as defined in the 2018 Credit Agreement) are subject to certain affirmative and negative covenants under the 2018 Credit Agreement, and the 2018 Credit Agreement includes certain customary representations and warranties of the Company.
2. BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements are based on Inovalon’s and Butler’s historical consolidated financial statements as adjusted to give effect to pro forma events that are (1) directly attributable to the ABILITY Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to these transactions as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to these transactions as if they had occurred on December 31, 2017.
The unaudited pro-forma condensed combined financial information has been prepared using the acquisition method of accounting under Accounting Standards Codification (“ASC”) No. 805, Business Combinations, which requires that assets acquired and liabilities assumed are recognized at their estimated fair values. The excess of the aggregate consideration over the estimated fair values has been allocated to goodwill. In addition, ASC No. 805 requires that the consideration transferred be measured at the closing date of the ABILITY Acquisition at the then-current market prices. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed. The Company will finalize the purchase price allocation as soon as practicable in accordance with ASC No. 805, but not to exceed one year following the ABILITY Acquisition.
Certain reclassifications have been made to the historical presentation of Butler’s financial information to conform to the presentation used in the unaudited pro forma condensed combined financial statements. Refer to Note 4, “Reclassifications” for the impact of the reclassifications on the Butler historical financial information. Except for the reclassifications to conform the presentation of the financial information, the Company has not identified differences in accounting policies that would have a material impact on the combined financial statements.
During the acquisition accounting period, further review of Butler’s accounts may result in additional revisions to classifications to conform to the Company’s presentation.
Refer to Note 5, “Pro Forma Adjustments” for the financial impact of the pro forma adjustments on the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not indicative of the financial position or results of operations that would have occurred if the ABILITY Acquisition had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations following completion of the ABILITY Acquisition.
The unaudited pro forma condensed combined financial statements do not reflect the realization of expected cost synergies or revenue synergies resulting from the integration of ABILITY. Revenue synergies are expected to be realized through i) the infusion of Inovalon’s data and analytics into ABILITY’s existing offerings, ii) the combination of the Inovalon ONE™ Platform and myABILITY Platform capabilities to introduce new and more vertically integrated offerings which appeal to both organizations’ traditional market base, iii) the enhancement of Inovalon’s offerings from ABILITY’s provider point-of-care data, connectivity, and workflow presence, and iv) the leveraging of ABILITY’s sales channel, techniques and capacity. Cost synergies are expected to be realized through various restructuring and integration initiatives. These estimates are not reflected in the unaudited condensed combined pro forma financial statements. Although the Company believes such synergies will be realized following the transaction, there can be no assurance that these synergies will be achieved.
3. CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION
Consideration Transferred
The aggregate consideration for the ABILITY Acquisition was comprised of $1.11 billion in cash and the issuance of 7.6 million restricted shares of the Company’s Class A common stock with a preliminary value of approximately $70.0 million using an option pricing valuation model discounted for marketability. The cash portion of the aggregate consideration was financed through a combination of cash on hand and borrowings from the 2018 Term Facility.
Preliminary Purchase Price Allocation
The unaudited pro-forma condensed combined financial information has been prepared using the acquisition method of accounting under ASC No. 805, which requires that assets acquired and liabilities assumed are recognized at their estimated fair values. The excess of the aggregate consideration over the estimated fair values has been allocated to goodwill.
In addition, ASC No. 805 requires that the consideration transferred be measured at the closing date of the ABILITY Acquisition at the then-current market prices. The preliminary value of consideration and the purchase price allocation is subject to adjustment until the Company has completed its analysis within the measurement period. The Company is in the process of reviewing its assumptions related to the fair value of the consideration pending any working capital adjustments and estimates of tax related matters. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed. The Company will finalize the purchase price allocation as soon as practicable in accordance with ASC No. 805, but not to exceed one year following the ABILITY Acquisition.
The preliminary estimates of fair value included in the unaudited pro forma condensed combined financial statements represent the Company’s best preliminary estimates and preliminary valuations.

The following table summarizes the net assets acquired and liabilities assumed as if the ABILITY Acquisition occurred on December 31, 2017 (in thousands):

Cash and cash equivalents	$21,286
Accounts receivable	16,778
Prepaid expenses and other current assets	3,133
Income tax receivable	2,255
Property and equipment, net	3,366
Goodwill	733,621
Intangible assets	513,000
Other assets	1,406
Accounts payable and accrued expenses	(2,966)
Deferred revenue	(7,000)
Accrued compensation	(4,918)
Other current liabilities	(5,971)
Other liabilities	(3,450)
Deferred income taxes	(93,320)
Total consideration transferred	$1,177,220
4. RECLASSIFICATIONS
Certain reclassifications have been made to the historical presentation of Butler’s financial information to conform to the presentation used in the unaudited pro forma condensed combined financial statements. Except for the reclassifications to conform the presentation of the financial information, the Company has not identified differences in the Company’s and Butler’s accounting policies that would have a material impact on the combined financial statements.
Balance Sheet—The reclassifications made to conform the Butler historical condensed combined balance sheet to Inovalon’s presentation are as follows (in thousands):

	Butler Historical	Reclassifications	Butler Historical (As Adjusted)
Property, equipment and capitalized software, net(1)	$3,366	$10,060	$13,426
Intangible assets, net(1)	135,797	(10,060)	125,737
Accounts payable and accrued expenses(2)	1,316	1,650	2,966
Accrued compensation(3)	—	4,918	4,918
Other current liabilities(4)(5)	1,682	3,389	5,071
Deferred rent(5)	—	184	184
Accrued liabilities(2)(3)(4)	9,562	(9,562)	—
Other liabilities(4)(5)	4,842	(1,392)	3,450
Deferred rent, less current portion(5)	—	813	813

(1)	Historically, Butler classified capitalized software as an intangible asset. Inovalon reclassified these amounts to property, equipment and capitalized software, net to conform to its presentation.

(2)
Historically, Butler classified certain payables and accrued expenses as accrued liabilities. Inovalon reclassified these amounts to accounts payable and accrued expenses to conform to its presentation.

(3)	Historically, Butler classified certain compensation-related accruals as accrued liabilities. Inovalon reclassified these amounts to accrued compensation to conform to its presentation.

(4)
Historically, Butler classified certain current liabilities and sales tax liability as accrued liabilities and other liabilities, respectively. Inovalon reclassified these amounts to other current liabilities to conform to its presentation.

(5)
Historically, Butler classified current and non-current deferred rent as other current liabilities and other liabilities, respectively. Inovalon reclassified these amounts to deferred rent and deferred rent, less current portion, respectively, to conform to its presentation.

Statement of Operations—The reclassifications made to conform the Butler historical condensed combined statement of operations to Inovalon’s presentation are as follows (in thousands):

	Butler Historical	Reclassifications	Butler Historical (As Adjusted)
Sales and marketing(1)	$—	$18,807	$18,807
Research and development(2)	8,176	(174)	8,002
General and administrative(1)	—	39,770	39,770
Depreciation and amortization(3)	—	37,173	37,173
Selling, general and administrative(1)(2)(3)(4)(5)	54,490	(54,490)	—
Amortization of intangible assets(3)	20,747	(20,747)	—
Amortization of acquired and capitalized internal use software(3)	14,358	(14,358)	—
Acquisition and integration expenses(4)	1,785	(1,785)	—
Lease exit costs and impairment losses(5)	144	(144)	—
Change in contingent consideration valuation(4)	4,203	(4,203)	—
Loss on disposal of equipment(5)	—	151	151
Interest expense(6)	28,979	1,651	30,630
Amortization of deferred financing costs(6)	1,651	(1,651)	—

(1)
Historically, Butler combined certain expenses as selling, general and administrative. Inovalon reclassified these amounts to sales and marketing and general and administrative, respectively, to conform to its presentation.

(2)	Historically, Butler classified certain salary and labor expenses as research and development. Inovalon reclassified these amounts to general and administrative, to conform to its policies.

(3)
Historically, Butler classified depreciation and amortization expense as selling general and administrative, amortization of intangible assets, and amortization of acquired and capitalized internal use software. Inovalon combined these expenses to conform to its presentation.

(4)	Inovalon reclassified the change in contingent consideration valuation and acquisition and integration expenses to general and administrative to conform to its presentation.

(5)
Historically, Butler classified certain loss on disposal of equipment as lease exit costs and impairment losses and selling, general and administrative. Inovalon reclassified these amounts to loss on disposal of equipment to conform to its presentation.

(6)	Inovalon reclassified amortization of deferred financing costs to interest expense to conform to its presentation.
5. PRO FORMA ADJUSTMENTS TO THE FINANCIAL STATEMENTS
Balance Sheet—Adjustments to the unaudited pro forma condensed combined balance sheet are as follows:

a.
Adjustment represents the use of cash on hand, including the net proceeds from the conversion of short-term investments and the net proceeds from the 2018 Term Facility used to fund the cash consideration.

b.	Adjustment reflects the elimination of deferred commissions as part of purchase accounting that were earned prior to the acquisition.

c.
Adjustment reflects the incremental amount to record the preliminary estimated fair values of intangible assets acquired by the Company. As part of the preliminary valuation analysis, the Company identified intangible assets, including customer relationships, technology, and trade names. The fair value of identifiable intangible assets is determined using the income approach. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed.

The following table summarizes the estimated fair values of Butler’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Useful Life (in years)	Preliminary Fair Value
Customer relationships	12-14 years	$408,000
Technology	12-14 years	86,000
Trade names	16-18 years	19,000
Preliminary fair value of identifiable intangible assets		513,000
Elimination of historical Butler intangible assets		(125,737)
Total pro forma adjustment - intangible assets		$387,263
Total pro forma adjustment of historical Butler capitalized software		$(10,060)

d.
Goodwill is calculated as the difference between the fair value of the consideration transferred over the fair value of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed. The pro forma adjustment to goodwill is calculated as follows (in thousands):

As of December 31, 2017
Elimination of Butler historical goodwill	$(512,093)
Preliminary estimate of goodwill related to the transaction	733,621
Pro forma adjustment	$221,528

e.	Adjustment reflects the commitment fees related to the 2018 Revolving Facility of approximately $1.9 million which is recorded as an asset and amortized over the contractual term.
Adjustment also reflects the elimination of non-current deferred commissions of approximately $1.8 million as part of purchase accounting and the elimination of certain employee loans of approximately $0.6 million that were paid on the date of acquisition.

f.
Adjustments reflect the working capital adjustments of approximately $0.4 million based on the preliminary purchase price allocation as discussed in Note 3 and a step up in liability related to the preliminary valuation of an existing unfavorable lease of approximately $0.5 million.

Additionally, adjustments reflect transaction costs incurred subsequent to December 31, 2017 of approximately $5.1 million. These transaction costs primarily include non-recurring advisory and legal fees associated with the transaction with a corresponding adjustment to retained earnings. The transaction costs have been excluded from the unaudited pro forma condensed combined statement of operations as there is no continuing impact.

g.	Adjustment reflects the preliminary decrease of deferred revenue obligations to a fair value of approximately $7.0 million as follows.

As of December 31, 2017
Butler historical current deferred revenue	$9,619
Butler historical non-current deferred revenue	459
Pro forma adjustment to fair value	(3,078)
Fair value of deferred revenue	$7,000
The valuation is preliminary and the finalization of the Company’s purchase price allocation may result in changes in the valuation of assets acquired and liabilities assumed.

h.	Adjustment relates to the elimination of deferred rent as part of purchase accounting.

i.
Adjustment reflects the borrowings under the 2018 Term Facility used to fund the cash consideration of the ABILITY Acquisition, less the effects of extinguishing the Company’s and Butler’s historical debt as follows:

As of December 31, 2017
Inovalon debt extinguishment	$(236,250)
Butler debt extinguishment	(514,918)
Proceeds from Term Facility, net of issuance costs	948,906
Total pro forma adjustment	197,738
Total pro forma adjustment—current	(41,381)
Total pro forma adjustment—non-current	$239,119
The current portion of the credit facility pro forma adjustment was determined by eliminating the historical Butler and historical Inovalon current portion of the credit facility liability and including the expected annual principal payment as defined in the Credit Agreement of 1%, net of current amortization of debt issuance costs.
The 2018 Term Facility has an original issue discount of 1.5% and the Company incurred approximately $33.0 million in debt issuance costs. The original issue discount and the debt issuance costs will be reported on the balance sheet as adjustments to the carrying amount of the debt liability and will be amortized into interest expense using the effective interest method as discussed in note o below.

j.
Adjustments reflect the deferred tax impact of purchase price accounting adjustments primarily related to the estimated fair value adjustments for acquired intangible assets. The tax effect was calculated using the federal statutory tax rate of 21%. The estimated tax rate of the combined company could change based on changes in the applicable tax rates and the final determination of the combined company’s tax position.

k.
Adjustments reflect the elimination of historical Butler equity and the issuance of 7.6 million shares of the Company’s Class A Common stock with a preliminary fair value of approximately $70.0 million to fund a portion of the consideration for the ABILITY Acquisition. The preliminary value of consideration is subject to adjustment until the Company has completed its analysis within the measurement period. The Company is in the process of reviewing its assumptions related to the fair value of the consideration pending any working capital adjustments and estimates of tax related matters. Additionally, the adjustment reflects the transaction costs incurred subsequent to December 31, 2017 as discussed in note f.

Statement of Operations—Adjustments to the unaudited pro forma condensed combined statement of operations are as follows:

l.	Adjustment represents the decrease of certain executive compensation in connection with the transaction resulting in a decrease in annual compensation.

m.
Adjustment represents the elimination of historical amortization expense of approximately $35.1 million related to intangible assets and acquired internal use software and the impact of estimated amortization expense using a straight line basis of approximately $39.1 million related to the pro forma adjustment to definite-lived intangible assets discussed in note c above using an estimated weighted average useful life of approximately 13 years.

n.
Adjustment reflects the elimination of historical Butler expenses incurred for the extinguishment of debt as these costs are directly related to the debt that was eliminated upon completion of the ABILITY acquisition.

o.
Adjustments reflect the net increase to interest expense resulting from the extinguishment of the historical Inovalon and historical Butler facilities, borrowings under the 2018 Term Facility and the amortization of related debt issuance costs as follows:

Year Ended December 31, 2017
Elimination of historical Butler interest expense	$30,630
Elimination of historical Inovalon interest expense	6,225
Interest expense on 2018 Term Facility, net of amortization of debt issuance costs	(56,496)
Total pro forma adjustment	$(19,641)

The interest expense was calculated using the one month LIBOR rate on the date of acquisition plus the applicable rate of 3.5% as defined in the 2018 Credit Agreement. An increase in the interest rate of 1/8% would result in an increase to interest expense of approximately $1.4 million.

p.
Adjustment reflects the estimated income tax effect of pro forma adjustments primarily related to the estimated fair value adjustments for acquired intangible assets. The tax effect was calculated using the federal statutory tax rate of 35%. The estimated tax rate of the combined company could change based on changes in the applicable tax rates and the final determination of the combined company’s tax position.

q.
Adjustment represents the increase to weighted average shares outstanding in connection with the issuance of 7.6 million restricted shares of the Company’s Class A common stock used to partially fund the consideration for the ABILITY Acquisition. The shares issued are considered participating securities as the holders of these shares have a non-forfeitable right to dividends in the event of the Company’s declaration of a dividend on shares of Class A and Class B common stock.